Exhibit Index

(j)       Independent Auditor's Consent

(p)(1)    Director's Power of Attorney

(p)(5)    Form of Director's Power of Attorney

(p)(6)    Form of Officer's Power of Attorney

(p)(7)    Form of Trustees' Power of Attorney

(p)(8)    Form of Officers' Power of Attorney